    As filed with the Securities and Exchange Commission on September 13, 2000
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                    ----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------
                       VOICE MOBILITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

               NEVADA                                       33-0777819
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                     Identification Number)
                    ----------------------------------------
                         #180 - 13777 Commerce Parkway,
                           Richmond, British Columbia,
                                 Canada V6V 2X3
   (Address, including zip code, of registrant's principal executive offices)
                    ----------------------------------------
                       VOICE MOBILITY INTERNATIONAL, INC.
                             1999 STOCK OPTION PLAN
                            (Full Title of the Plan)

                    James J. Hutton, Chief Executive Officer
                       Voice Mobility International, Inc.
                         #180 - 13777 Commerce Parkway,
                           Richmond, British Columbia,
                                 Canada V6V 2X3
                                 (604) 482-1245

(Name, address, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                               John M. Iino, Esq.
                           Brand Farrar & Buxbaum LLP
                       515 South Flower Street, Suite 3500
                       Los Angeles, California 90071-2201
                                 (213) 228-0288
                    ----------------------------------------
                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                                            Proposed
                                                      Proposed               Maximum
Title of Securities           Amount To Be         Maximum Offering     Aggregate Offering         Amount of
To Be Registered               Registered          Price Per Share            Price            Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock               10,000,000(1)(2)            $5.20(3)           $52,000,000(1)       $13,728.00(1)
------------------------------------------------------------------------------------------------------------------


     (1) On April 11, 2000, the Registrant filed a registration statement on Form S-8 to register the issuance of 5,000,000 shares of Common Stock pursuant to its 1999 Stock Option Plan (the "Plan"), Registration Nos. 333-34564 (the "Original Form S-8"). There currently are 4,571,185 shares registered for issuance under the Original Form S-8 that have not been issued (the

         "Unissued Shares"). The Registrant paid fees totaling $10,612.80 to register the Unissued Shares under the Original Form S-8. Pursuant to General Instruction E to Form S-8 and to Rule 429(b), the Unissued Shares are being carried forward from such earlier registration statement and, accordingly, the Registrant has offset the registration fee to be paid herewith by the fees that were paid by the Registrant on April 11, 2000.

     (2) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the Plan become operational.

     (3) The price of $5.20 per share, which is the average of the bid and asked prices of the Common Stock as reported on the OTC Bulletin Board on September 12, 2000 is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

                                EXPLANATORY NOTE

         This Form S-8 is filed with the Securities and Exchange Commission (the "Commission") pursuant to General Instruction E to Form S-8.

         The Form S-8 filed with the Commission on April 11, 2000 by the Registrant, Registration Number 333-34564, is hereby incorporated by reference into this Form S-8.

         The Registrant hereby registers an additional 5,000,000 shares of the Registrant's Common Stock for issuance pursuant to its 1999 Stock Option Plan, as amended.

                               REOFFER PROSPECTUS

                       VOICE MOBILITY INTERNATIONAL, INC.

                        1,980,000 SHARES OF COMMON STOCK


         Messrs. Randy G. Buchamer, W. Colin Corey, F. David D. Scott, David Grinstead, Morgan P. Sturdy, William E. Krebs, James J. Hutton, Thomas G. O'Flaherty and James Hewett may offer and sell up to 1,980,000 shares of common stock of Voice Mobility International, Inc. We will issue the shares to these selling shareholders upon their exercise of options granted to them under our 1999 Stock Option Plan. The number of shares that may be sold pursuant to this prospectus may change as a result of stock splits, stock dividends or similar transactions involving the shares. We will not receive any of the proceeds from any sales of these shares by the selling shareholders. However, we will pay the expenses associated with the preparation and filing of the registration statement containing this prospectus. The selling shareholders will pay any other costs associated with the sale of shares pursuant to this prospectus.

         Investing in our common stock involves risks. You should consider carefully the risk factors beginning on page 4.

         Our common stock is listed on the Over-the-Counter Bulletin Board under the symbol "VMII."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus is September 13, 2000.

                          TABLE OF CONTENTS



                                                                      PAGE
                                                                      ----
Risk Factors.......................................................     4

Forward-Looking Statements.........................................     7

Where You Can Find More Information................................     7

Voice Mobility International, Inc..................................     8

Price Range of Shares..............................................     8

Use of Proceeds....................................................     8

Selling Shareholders...............................................     8

Plan of Distribution...............................................     9




                                  RISK FACTORS

         The following risks and uncertainties could affect our operating results and financial condition and could cause our actual results to differ materially from our historical results.

RISKS RELATED TO US

         WE WILL NEED TO RAISE ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE ON REASONABLE TERMS AND MAY DILUTE THE HOLDINGS OF OUR EXISTING SHAREHOLDERS

         We did not record any significant sales revenue for the six-month period ended June 30, 2000. In addition, we anticipate our cash outflows will continue to exceed our cash inflows over the next twelve months. Our liquidity over the next twelve months is contingent on our raising money through equity and/or debt financings to meet our short-term needs. We will need to raise additional capital either through the sale of equity or debt securities in public or private financings or through strategic partnerships in order fully to market and upgrade our products. We can offer no assurance that funds will be raised when we require them or that we can raise funds on suitable terms, nor can we offer any assurance that holders of our warrants will exercise them. In addition, should we be able to obtain additional capital, we can make no assurance that it will not result in the dilution in the ownership and control of our existing shareholders.

         OUR KEY PERSONNEL MAY RESIGN AND WE MAY BE UNABLE TO FIND SUITABLE REPLACEMENTS, WHICH COULD DISRUPT OUR OPERATIONS.

         We are highly dependent on two key members of our management team, James J. Hutton and Thomas G. O'Flaherty. The loss of the services of either or both of them may adversely affect our ability to successfully execute our business plan. Recruiting and retaining qualified technical personnel to carry out research and development and technical support will be critical to our future success. Although our management believes that we will continue to be successful in attracting and retaining skilled personnel, we can offer no assurance that we can accomplish this objective on acceptable terms. Each management employment contract contains a non-compete clause. Further, we have implemented Cdn$2,000,000 key person insurance policy on Mr. Hutton; we do not have key person insurance on Mr. O'Flaherty.

         OUR BUSINESS MODEL IS IN ITS EARLY STAGES AND MAY NOT BE AS SUCCESSFUL AS WE ANTICIPATE.

         In early 1998, the focus of our predecessor's business by necessity shifted to research and development efforts needed to develop a Windows NT platform-based product line. Given this shift in our business focus, even though our predecessor and we have had limited revenues from operations since 1993, we are at an early stage of entering the commercial marketplace. Our future operating results are subject to a number of risks, including our ability to implement our strategic plan, to attract qualified personnel and to raise sufficient financing as required. Our management's inability to guide growth effectively, including implementing appropriate systems, procedures and controls, could have an adverse effect on our financial condition and operating results.

         WE ARE LOCATED IN CANADA BUT DO BUSINESS PRIMARILY IN THE U.S., WHICH SUBJECTS US TO RISKS IN EXCHANGE RATE FLUCTUATIONS.

         We face foreign currency exchange risk because a majority of our revenue is denominated in U.S. dollars and a majority of our operating costs are incurred in Canadian dollars. Significant fluctuations in the foreign exchange rate between U.S. and Canadian currency will result in fluctuations in our annual and quarterly results. If the Canadian dollar were to strengthen in relation to the U.S. dollar, our effective costs would rise in relation to our revenues, adversely affecting our profitability and competitive position.

         WE MAY BE UNABLE TO MANAGE OUR GROWTH EFFECTIVELY.

         We anticipate that the management of rapid growth will be a key challenge. Successful commercialization of our Unified Communications technology will require management of a number of operational activities in which we have little experience. We can offer no assurance that, if our business grows rapidly, we will be able to manage such growth successfully. Our failure to meet this challenge effectively could have a material adverse effect on our operating results.

         WE HOLD NO PATENTS ON OUR TECHNOLOGY.

         We do not have and do not intend to apply for patents on our products. Management believes that the patent application process in many countries in which we intend to sell products would be time-consuming and expensive. In addition, patents would have the effect of publicizing the source code or other proprietary aspects of our products. Further, we intend continually to improve and upgrade our products. As a consequence, any patent protection may be out of date by the time the patent is granted.

         WE ARE HIGHLY DEPENDENT ON OUR SUPPLIERS AND ANY DISRUPTION IN OUR SUPPLY NETWORK COULD SIGNIFICANTLY IMPAIR OUR OPERATIONS.

         Although we perform almost all of our software development in-house, we purchase some software and all our telephony boards, which are subcomponents and a significant part of our Unified Communications product line, from third parties. We do not have written supply agreements with any of our suppliers. A disruption in supply or degradation in quality could have an adverse impact on our business and financial results, particularly at a time when we are attempting to build brand identity and customer loyalty. In addition, an increase in prices from our suppliers could also have an adverse impact on our business and financial results.

         OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND ARE ELIGIBLE FOR INDEMNIFICATION BY US UNDER NEVADA LAW.

         Our certificate of incorporation and our by-laws provide that we shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law. In general, the Nevada Business Corporation Act permits indemnification of officers and directors in those instances where the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. As a result, we may pay the judgment or other settlement received by a plaintiff against one of our officers, directors, employees or consultants as well as their legal expenses. This result could constitute a risk to shareholders.

RISKS RELATED TO OUR INDUSTRY

         OUR BUSINESS IS SUBJECT TO RISKS RELATED TO RAPID TECHNOLOGICAL CHANGE, WHICH COULD INCREASE COST AND UNCERTAINTY.

         The telecommunications industry is characterized by rapidly changing technology and evolving industry standards. Our success will depend heavily on our continuing ability to develop and introduce enhancements to our existing systems and new products that meet changing markets. We can make no assurance that our technology or systems will not become obsolete due to the introduction of alternative technologies. If we are unable to continue to innovate successfully, our business and operating results could be adversely affected.

RISKS RELATED TO OUR SHARES

         FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

         As of September 12, 2000, we had outstanding approximately 24,676,336 common share equivalents, consisting of 18,076,336 shares of common stock and 6,600,000 shares of common stock issuable on conversion of all outstanding exchangeable shares. All of the 8,293,000 shares issued in April 1999 under Rule 504 of the Securities Act of 1933, as amended, are freely tradable, as are 428,815 shares acquired by certain employees of the Company upon the exercise of options granted under our 1999 Stock Option Plan and 520,000 shares issued under Rule 504 prior to April 1999.

         The remaining outstanding shares have not been registered under the Securities Act and therefore will be treated as "restricted securities" and may be publicly sold in the United States only if registered or if the sale is made in accordance with an exemption from registration, such as Rule 144 under the Securities Act. Under these exemptions, however, substantially all of the other 15,434,521 shares generally will be eligible for resale in the United States without registration one year from the date of issuance. This may adversely affect the market price of our shares and could affect the level of trading of such shares.

         As of September 12, 2000, warrants to purchase an aggregate of 5,396,800 shares were outstanding. We intend to register under the Securities Act the shares of common stock issuable upon exercise of such warrants. On April 11, 2000, we registered under the Securities Act 5,000,000 shares reserved for issuance under our 1999 Stock Option Plan, of which 428,815 shares have been issued pursuant to exercise. On September 13, 2000 we registered an additional 5,000,000 shares reserved for issuance under this plan. When issued, all of these shares generally will be freely tradable.

         The sale of a significant number of shares, or the perception that such sales could occur, could adversely affect prevailing market prices for the shares and could impair our future ability to raise capital through an offering of equity securities.

         OUR COMMON STOCK IS ILLIQUID AND SUBJECT TO PRICE VOLATILITY.

         Our common stock currently trades on a limited basis on the Over-the-Counter Bulletin Board. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other telephony companies, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

         OUR ARTICLES OF INCORPORATION AND BYLAWS AND NEVADA LAW CONTAIN PROVISIONS THAT COULD DELAY OR PREVENT A CHANGE OF CONSENT AND COULD LIMIT THE MARKET PRICE OF OUR COMMON STOCK.

         Our authorized capital stock consists of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. Our board of directors, without any action by shareholders, is authorized to designate and issue shares of preferred stock in any class or series as it deems appropriate and to establish the rights, preferences and privileges of these shares, including dividends, liquidation and voting rights. The rights of holders of shares of preferred stock that may be issued may be superior to the rights granted to the holders of existing shares of our common stock. Further, the ability of our board of directors to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of our common stock.

                           FORWARD-LOOKING STATEMENTS

         Some statements contained in or incorporated into this prospectus relate to future development activities and costs, and other statements contained in this prospectus are prospective and constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, over which we have no control, that could cause actual results to differ materially from future results expressed or implied by these forward-looking statements. These forward-looking statements are based on our projections and estimates at the time they were made and are often, but not always, identified by words or phrases such as "expects," "intends," "plans," "projects," "anticipates," "believes," "our estimates" and similar words. The most significant risks, uncertainties and other factors that could cause our actual results to differ materially are discussed under "Risk Factors" above.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports and other information with the SEC. You can read and copy any document filed by us at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may request copies of these documents, upon payment of a duplicating fee, by writing the SEC at this address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

         Our SEC filings are also available on the SEC's Website at "http://www.sec.gov." We have filed with the SEC a registration statement of which this prospectus is a part under the Securities Act of 1933 with respect to the securities being offered. This prospectus does not contain all of the information set forth in the registration statement. We have omitted information as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of this contract or other document filed as an exhibit to the registration statement. Each statement made in this prospectus is qualified in all respects by the contents of the exhibits and schedules to the registration statement.

         The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

         - Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

         - Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000;

         - "Item 8. Description of Securities" in our Registration Statement on Form 10-SB Amendment No. 5, (Commission File No. 000-27387) describing our capital stock, as filed with the SEC on February 14, 2000 pursuant to the Securities Exchange Act of 1934; and

         - Our Current Reports on Form 8-K filed on January 3, 2000, March 16, 2000, May 15, 2000 and May 17, 2000; and

         - All other documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of this offering.

         You may request a copy of any of these documents, excluding exhibits unless they are specifically incorporated by reference, at no cost by writing or telephoning us at the following: #180 - 13777 Commerce Parkway, Richmond, British Columbia, Canada V6V 2X3, (604) 482-1245.

         You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone else to provide you with different information.

                       VOICE MOBILITY INTERNATIONAL, INC.

         We are a Nevada corporation. Our principal executive offices are located at #180 - 13777 Commerce Parkway, Richmond, British Columbia, Canada V6V 2X3, and our telephone number is (604) 482-1245.

                              PRICE RANGE OF SHARES

         Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "VMII." The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported on the Bulletin
Board:

PERIOD                                             HIGH         LOW
------                                             ----         ---
1999
     Third Quarter                                  3.31         2.13
     Fourth Quarter                                 3.31         1.81
2000
     First Quarter                                 11.00         2.00
     Second Quarter                                 9.13         4.69
     Third Quarter (through September 12, 2000)     7.25         5.00

         On September 12, 2000, the last reported sale price for our common stock was $5.20.

                                 USE OF PROCEEDS

         We are registering the shares offered pursuant to this prospectus for the accounts of the selling shareholders listed below. The selling shareholders will be entitled to all of the proceeds from any sales of these shares. We will not receive any part of the proceeds from any sales of these shares by the selling shareholders.

                              SELLING SHAREHOLDERS

         The following table sets forth information regarding the ownership of shares of our common stock by the selling shareholders as of September 12, 2000. Each of the selling shareholders may offer and sell all or a part of his shares registered pursuant to this prospectus. However, in order to complete this table, we have estimated that the selling shareholders will sell all of the shares registered hereunder. We may amend or supplement this information from time to time.

                                 Number of      Percentage      Number of     Number of      Percentage
                               Shares Owned      of Shares        Shares       Shares         of Shares
                                 prior to       Owned prior      Offered     Owned after     Owned after
Name(1)                         Offering(2)     to Offering     Hereby(3)      Offering        Offering
-------                         -----------     -----------     ---------    --------        -----------
Randy G. Buchamer                  50,000             *           50,000                0            *

W. Colin Corey                     50,000             *           50,000                0            *

F. David D. Scott                  50,000             *           50,000                0            *

Morgan P. Sturdy                   50,000             *           50,000                0            *

David H. Grinstead                550,000            2.18        550,000                0            *

William E. Krebs                2,543,897           10.17        250,000        2,293,897         9.27

James J. Hutton                 2,146,778            8.60        250,000        1,896,778         7.68


                                       8


Thomas G. O'Flaherty              625,550            2.47        625,000              550            *

James Hewett                      105,000             *          105,000                0            *


----------
*    Less than 1%

(1) Messrs. Corey, Scott and Sturdy serve on our board of directors. Mr. Buchamer serves as the Chairman of our board of directors. Mr. Krebs is our Treasurer and serves on our board of directors. Mr. Hutton is our Chief Executive Officer and serves on our board of directors. Mr. O'Flaherty is our President and serves on our board of directors. Mr. Hewett is our Chief Financial Officer. Mr. Grinstead is our Executive Vice President Business Development.

(2)  As of the date of this prospectus:

     - Mr. Buchamer owned 50,000 shares pursuant to options;

     - Mr. Corey owned 50,000 shares pursuant to options;

     - Mr. Scott owned 50,000 shares pursuant to options;

     - Mr. Sturdy owned 50,000 shares pursuant to options;

     - Mr. Grinstead owned 550,000 shares pursuant to options;

     - Mr. Krebs owned 943,897 shares of common stock, 1,250,000 exchangeable shares, 100,000 shares pursuant to warrants and 250,000 shares pursuant to options;

     - Mr. Hutton owned 91,778 shares of common stock, 1,750,000 exchangeable shares, 55,000 shares pursuant to warrants and 250,000 shares pursuant to options;

     - Mr. O'Flaherty owned 550 shares of common stock and 625,000 shares pursuant to options; and

     - Mr. Hewett owned 105,000 shares pursuant to options.

(3)  Consists only of shares held pursuant to options.

                              PLAN OF DISTRIBUTION

         The selling shareholders may offer and sell the shares covered by this prospectus from time to time in one or more transactions, which may involve block transactions, on the Bulletin Board or other securities exchange or in transactions otherwise than on those exchanges or in any combination of transactions. Sales may be effected at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. The selling shareholders may sell shares to or through broker-dealers in transactions involving one or more of the following:

         - a block trade in which the broker-dealer attempts to sell the shares as an agent but, to facilitate the transaction, may position and resell a portion of the block as a principal,

         -        an underwritten public offering,

         - purchases by a broker-dealer as a principal and resale by the broker-dealer for its own account, or

         - ordinary brokerage transactions in which the broker-dealer solicits purchases.

         Broker-dealers participating in the distribution of shares may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions received by the broker-dealers and any profit on the resale of the shares may be deemed to be underwriting discounts or commissions under the Securities Act. Any of the shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus. Upon notification by any of the selling shareholders of any material arrangement to sell shares through a secondary distribution, or a purchase by a broker-dealer, we will file a supplement to this prospectus, if required, to disclose among other things the names of the broker-dealers, the number of shares involved, the price at which the shares will be sold and the commissions paid or the discounts or concessions allowed to the broker-dealers.

         Until October 22, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

         (a) The Registrant's quarterly report on Form 10-QSB for the period ended June 30, 2000, filed with the Commission on August 14, 2000; and

         (b) The Registrant's amended quarterly report on Form 10-QSB for the period ended March 31, 2000, filed with the Commission on May 18, 2000; and

         (c) The Registrant's annual report on Form 10-KSB for the period ended December 31, 1999, filed with the Commission on March 30, 2000; and

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB Amendment No. 5 filed with the Commission on February 14, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

         (e) The Registrant's Current Reports on Form 8-K filed on January 3, 2000, March 16, 2000, May 15, 2000 and May 17, 2000.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Chapter 78 of the Nevada Revised Statutes permits the indemnification of directors, employees, officers and agents of Nevada corporations as follows:

         Section 78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents:

                               General provisions.

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751. Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

         1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752. Insurance and other financial arrangements against liability of directors, officers, employees and agents.

         1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

         2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following: (a) the creation of a trust fund;
(b) the establishment of a program of self-insurance; (c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (d) the establishment of a letter of credit, guaranty or surety.

         No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

         3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

         4. In the absence of fraud: (a) the decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (b) the insurance or other financial arrangement: (1) is not void or voidable; and (2) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

         Our Certificate of Incorporation provides as follows:

                                   ARTICLE XI

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.

                                   ARTICLE XII

         The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada Law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Our By-Laws provide as follows:

ARTICLE X - INDEMNIFICATION OF DIRECTORS AND OFFICERS

         1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

         2. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

         3. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         4. AUTHORIZATION. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) if by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or by the shareholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

         5. ADVANCES. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

         6. NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of shareholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

         7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

         8. "CORPORATION" DEFINED. For purpose of this action, references to the "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

ITEM 8.  EXHIBITS

5.1      Opinion of Brand Farrar & Buxbaum LLP.

23.1     Consent of Brand Farrar & Buxbaum LLP (included in Exhibit 5.1).

23.2     Consent of Bedford Curry & Co.

23.3     Consent of Ernst & Young, LLP.

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions summarized under Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, British Columbia, Canada, on the 13th day of September, 2000.

                                        VOICE MOBILITY INTERNATIONAL, INC.

                                        By: /s/ James Hewett
                                           ----------------------------
                                        James Hewett
                                        Chief Financial Officer
                                        (Principal Accounting Officer)

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Voice Mobility International, Inc., hereby severally constitute and appoint each of Messrs. Thomas O'Flaherty and James Hewett as our true and lawful attorneys, with full power to each of them, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Voice Mobility International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                                                    TITLE                                   DATE
---------                                                    -----                                   ----
/s/ William E. Krebs                                  Treasurer, Director                     September 13, 2000
------------------------------------
William E. Krebs

/s/ Thomas O'flaherty                                 President, Director                     September 13, 2000
------------------------------------
Thomas O'Flaherty

/s/ Randy G. Buchamer                                Chairman of the Board                    September 13, 2000
------------------------------------
Randy G. Buchamer

/s/ James J. Hutton                            Chief Executive Officer, Director              September 13, 2000
------------------------------------
James J. Hutton

/s/ Colin Corey                                            Director                           September 13, 2000
------------------------------------
Colin Corey

/s/ Morgan P. Sturdy                                       Director                           September 13, 2000
------------------------------------
Morgan P. Sturdy

/s/ F. David D. Scott                                      Director                           September 13, 2000
------------------------------------
F. David D. Scott

/s/ David H. Grinstead                  Executive Vice President, Business Development        September 13, 2000
------------------------------------
David H. Grinstead


                                  EXHIBIT INDEX



Exhibit
No.          Description
---          -----------
5.1          Opinion of Brand Farrar & Buxbaum LLP.

23.1         Consent of Brand Farrar & Buxbaum LLP (included in Exhibit 5.1).

23.2         Consent of Bedford Curry & Co.

23.3         Consent of Ernst & Young, LLP.

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).


















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